                                                                    Exhibit 3.46

                                     BYLAWS

                        OF QUINTILES LABORATORIES LIMITED

                                    ARTICLE I

                                     OFFICES

         Section 1.01. Principal Office. The principal office of the Corporation shall be located at such place, within or without the State of North Carolina, as may be determined from time to time by the Board of Directors.

         Section 1.02. Registered Office. The Corporation shall maintain a registered office as required by the North Carolina Business Corporation Act, as amended from time to time (the "Act") , at a location in the State of North Carolina designated by the Board of Directors from time to time. The registered office of the Corporation may, but need not be, identical with the principal office of the Corporation.

         Section 1.03. Other Offices. The Corporation may have such other offices within and without the State of North Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's Officers.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the President, the Secretary, the Chairman of the Board, or the Board of Directors and designated in the notice of meeting or (ii) agreed upon by a majority of the shareholders entitled to vote at the meeting.

         Section 2.02. Annual Meetings. The annual meeting of the Corporation's shareholders shall be held on the second Tuesday in each year beginning with the
year          , at the hour of __________, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, then such annual meeting shall be held on the next succeeding business day. If the annual meeting shall not be held on the day designated by these Bylaws for the annual meeting of shareholders, or at any adjournment thereof, then a substitute annual meeting may be called in accordance with Section 2.03 of these Bylaws, and the meeting so called may be designated as the annual meeting.

         Section 2.03. Special Meetings. Special meetings of the Corporation's shareholders may be called for any one or more lawful purposes by the Corporation's President, Secretary, Chairman of the Board, the Board of Directors, or otherwise as authorized by the Act. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of shareholders.

         Section 2.04. Notice of Meetings. Written or printed notice of all meetings of shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, to all shareholders of record (determined pursuant to Section 9.06 of these Bylaws) entitled to vote at such meeting, and to such other persons as the Corporation is required to notify pursuant to the Act or the Corporation's Articles of Incorporation. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called.

         Section 2.05. Shareholders' List. Not later than two (2) business days after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each, arranged by voting group and by class or series of shares within each voting group, which list shall be kept on file at the principal office of the Corporation, or at a place in the city where the meeting is to be held and identified in the notice of meeting, for the period commencing two (2) business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her attorney, during the whole time of the meeting and any adjournment thereof.

         Section 2.06. Quorum. Except as may otherwise be required by the Act or the Corporation's Articles of Incorporation, at any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of shareholders may transact any business as might have been properly transacted at the original meeting.

         Section 2.07. Organization. Each meeting of shareholders shall be presided over by the Chairman of the Board, or, in the absence or at the request of the Chairman of the Board, by the President, or, in the absence or at the request of the President, by such other officer as the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled an any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

         Section 2.08. Voting. Except as may otherwise be required by the Act or the Corporation's Articles of Incorporation, and subject to the provisions concerning shareholders of record contained elsewhere in these Bylaws, a person (or his or her proxy) present at a meeting of shareholders shall be entitled to one vote for each share of voting stock as to which such person is the shareholder of record.

         Except in the election of Directors as governed by Section 3.03 of these Bylaws, if a quorum of a voting group exists, action on a matter by such voting group is approved by such voting group if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by the Act or the Corporation's Articles of Incorporation or these Bylaws. As used in these Bylaws, the term "voting group" has the meaning ascribed to that term in the Act. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that the Act or the Corporation's Articles of Incorporation requires that any of such shares be treated as a separate voting group.

         Section 2.09. Adjournments. A majority of the voting shares held by shareholders of record present in person or by proxy at a meeting of shareholders may adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty (30) days from the date of adjournment, to a date, time, and place fixed by the majority and announced at the original meeting prior to adjournment.

         Section 2.10. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents signed by all of the shareholders entitled to vote with respect to the subject matter thereof before or after such action, describing the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 2.11. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

                                   ARTICLE III

                                    Directors

         Section 3.01. Authority. All corporate power of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

         Section 3.02. Number, Tenure and Qualification. The Corporation shall have three (3) Directors. An election of all Directors by the shareholders shall be held at each annual meeting of the Corporation's shareholders. Directors need not be residents of the State of North Carolina nor shareholders of the Corporation. Each Director shall hold office from the date of his election and qualification until his successor shall have been duly elected and qualified, or until his earlier removal, resignation, death, or incapacity.

         Section 3.03. Election. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of Directors at a meeting at which a quorum is present.

         Cumulative voting option: Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless (a) the meeting notice or proxy statement accompanying the notice states conspicuously that shareholders are entitled to cumulate their votes, or (b) a shareholder or proxy who has the right to cumulate his votes announces in open meeting, before the voting for the Directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

         Section 3.04. Removal. Except as otherwise provided in the Articles of Incorporation or the Act, any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation's voting stock. Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

         Section 3.05. Vacancies. A vacancy occurring in the Board of Directors, including positions not filled by the shareholders or those resulting from an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the Directors.

         Section 3.06. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of North Carolina) for these regular meetings.

         Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by the Chairman of the Board, the President or any two Directors. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than two days prior thereto.

         Section 3.08. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

         Section 3.09. Quorum. Unless the Corporation's Articles of Incorporation provide otherwise, a majority of the number of Directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed the number of Directors in office immediately before the meeting begins shall constitute a quorum.

         Section 3.10. Action. The Board of Directors shall take action adopted by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation's Articles of Incorporation or the Act.

         Section 3.11. Action without Meeting. Any action required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

         Section 3.12. Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.06 through 3.11 of this Article.

         Section 3.13 Compensation. The Board of Directors, in its discretion, may compensate Directors for their services as such and may provide for the payment of all expenses reasonably incurred by Directors in attending meetings of the Board or of any committee or in the performance of their other duties as Directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. In General. The principal officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, or such of them as the Board of Directors may elect from time to time. Each officer shall exercise such authority and perform such duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time. The same individual may simultaneously hold more than one office, but no individual may act in more than one capacity where action of two or more officers is required.

         Section 4.02. Election, Term of Office, Qualification. Each of the principal officers of the Corporation shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

         Section 4.03. Chairman of the Board. The Chairman of the Board of Directors shall preside at the meetings of the Board of Directors and may call meetings of the Board and of any committee thereof, whenever he deems it necessary, and he shall call to order and preside at all meetings of the shareholders of the Corporation. In addition he shall have such other powers and duties as the Board of Directors shall designate from time to time. The Chairman of the Board of Directors shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation. If the Board of Directors shall fail to elect a Chairman of the Board, the President shall serve in such capacity.

         Section 4.04. President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. The President shall see that the resolutions of the Board of Directors are put into effect. The President shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

         Section 4.05. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The Board of Directors may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or with such other title as the Board may deem appropriate.

         Section 4.06. Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the corporate seal and affix the seal to any document requiring it.

         Section 4.07. Treasurer. The Treasurer shall keep safe custody of the Corporation's funds and maintain complete and accurate books and records of account. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

         Section 4.08. Additional Officers. The Board of Directors may elect or appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer.

         Section 4.09. Removal. Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors with or without cause at any time.

         Section 4.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.


                                   ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 5.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

         Section 5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                               SHARE CERTIFICATES

         Section 6.01. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in the form approved by the Board of Directors and shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.

         Section 6.02. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in these Bylaws.

         Section 6.03. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the Board of Directors may be general or confined to specific instances. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate under any circumstances in which the Corporation is not required to issue such certificate, this provision being permissive and not mandatory.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or on behalf of the Corporation itself}, by reason that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a Director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that the Director or officer is not entitled to be indemnified under this Section or otherwise.

         Section 7.02. Right of Claimant to Bring Suit. If a claim under Section
7.01 hereof is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.03. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested Directors or otherwise.

         Section 7.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the Act.

         Section 7.05. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII

                              RECORDS AND REPORTS

         Section 8.01. General. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board of Directors otherwise directs, the Treasurer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.

         The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by Committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         Section 8.02. Records at Principal Office. The Corporation shall keep a copy of the following records at the Corporation's principal office:

         (a) Its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect.

         (b) Its Bylaws or restated Bylaws and all amendments to them currently in effect.

         (c) Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

         (d) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years.

         (e) All written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years.

         (f) A list of the names and business addresses of its current Directors and officers.

         (g) Its most recent annual report delivered to the North Carolina Secretary of State pursuant to the Act.

         Section 8.03. Financial Statements. The Corporation shall make available to the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, such accountant's report shall accompany them. If not, the statements shall be accompanied by a statement of the President or the Treasurer or other person responsible for the Corporation's accounting records:

         (a) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

         (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

         Section 8.04. Other Reports to Shareholders. if the corporation is not a public corporation and it indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before notice of the next shareholders' meeting.

         If the Corporation is not a public corporation and it issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, other than in a transaction or pursuant to a plan previously approved by a majority of the shares entitled to vote thereon, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

         Section 8.05. Annual Report. The Corporation shall prepare and deliver to the North Carolina Secretary of State for filing each year the annual report required by the Act.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and the Corporation's Articles of Incorporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.

         Section 9.02. Seal. The corporate seal of the Corporation shall consist of two concentric circles between or within which are the name of the Corporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

         Section 9.03. Fiscal Year. The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board deems advisable.

         Section 9.04. Amendments. Except as otherwise provided in the Articles of Incorporation or the Act, these Bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders.

         Section 9.05. Notice; Waiver of Notice. Whenever any notice is required to be given under the Act, the Corporation's Articles of Incorporation, or these Bylaws, it shall be in writing and may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. If mailed, notice to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. All other notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (iii) on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A shareholder or Director, as the case may be, may waive notice otherwise required by these Bylaws, before or after the date stated in such notice, by delivery of a written waiver of such notice signed by such shareholder or Director to the Corporation for filing or inclusion with the minutes or corporate records, or, to the extent provided by the Act, by attendance at the meeting to which such notice relates.

         Section 9.06. Shareholders of Record. For the purpose of determining shareholders entitled to vote at any meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than sixty (60) and not less than ten (10) days prior to the date on which the activity requiring the determination is to occur. The shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the shareholders of record in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date (unless otherwise specified in the Corporation's Articles of Incorporation or these Bylaws) shall be ten (10) days prior to the date on which the activity requiring a determination of shareholders is to occur.

         Section 9.07. Conflict with Act and Articles of Incorporation; Severability. In the event of a conflict between the Act or the Corporation's Articles of Incorporation and these Bylaws, the Act or Articles of Incorporation, as the case may be shall prevail to the extent of such conflict. Any provision of these Bylaws, or any amendment hereto, which is determined to be in violation of the Act shall not in any way render the remaining provisions invalid.